1999

– Present

Viatao Capital Corp.

•

Strategic/Financial Advisory firm providing corporate finance expertise to a variety of clients.

1999-

2005

Details Financial Inc.

•

Specialty Audit Services  providing audit services to the Oil and Gas industry..

1998 – 2002   Partner Traction Capital Ltd.

• Traction Capital is an energy related corporate finance boutique specializing in mergers and acquisitions. Since its

1989-91

Merrill Lynch Canada

•

Corporate Finance Department. Involved in mergers and acquisitions, equity capital markets and debt capital markets.

1986-89

Yorkton Securities

•

Corporate Finance Department. Involved in mergers and acquisitions, equity capital markets and debt capital markets.

1985-86

Richardson Greenshields

•

Corporate Finance Department. Involved in mergers and acquisitions, equity capital markets and debt capital markets.

1983-85

Bank of Montréal

•

Commercial Oil & Gas lending

1979-82

Collins Barrow

•

Chartered Accounting firm.  Tax Division. Articled for CA designation

1979-83

 – B.Comm